Exhibit 99.1

Mattersight Announces Fourth Quarter 2015 Results

Chicago, IL – (Marketwired – February 10, 2016) – Mattersight Corporation (NASDAQ: MATR), the pioneer in personality-based software applications, today announced financial results for the fourth quarter ending December 31, 2015.

“In the fourth quarter, we sustained the strong across-the-board momentum that marked this record-breaking year,” said President and CEO Kelly Conway. “Routing continued to drive new logo growth and we saw significant expansion in several existing client relationships. The market for software applications that help companies deliver more emotionally-connected customer experiences is growing in 2016 and we are scaling our sales, service and delivery teams to meet this demand.”

Fourth Quarter 2015 Financial Highlights

•	Record Bookings: Annual Contract Value (ACV) bookings for the fourth quarter were $7.0 million. ACV bookings for the last four quarters were $22.7 million, a 30% year-over-year increase.
•	Record Book of Business: Annualized Book of Business was $56.6 million for the fourth quarter, up 32% on a year-over-year basis.
•	Record Subscription Revenues: Total subscription revenues were a record $9.6 million, up 30% on a year-over-year basis.
•	Revenues: Total revenues for the fourth quarter were $10.4 million, representing a 25% increase on a year-over-year basis.
•	Record Revenue in Deployment: Annualized revenue in deployment was a record $15.1 million, a 55% increase on a year-over-year basis.
•	Gross Margin: Gross margin was 72.1% in the fourth quarter and 73.3% for the last four quarters.

Fourth Quarter 2015 Business Highlights

•	Record Routing Performance: Drove ~70% of fourth quarter bookings with Predictive Behavioral Routing, coming from three new logos and totaling in excess of 5,000 new seats sold.
•	Record Bookings from New Customers: Generated 50% of bookings from new customers over the last four quarters.
•	First Third-Party Cloud Deal: Signed the first deal to implement Predictive Behavioral Routing with a third-party cloud telephony provider.
•	Call to Loyalty: Hosted Call to Loyalty, Mattersight’s first annual customer summit, which was attended by over 150 customers and prospects from 60 unique companies.
•

Expanded Sales Engine: Expanded the reach and effectiveness of the sales and customer delivery organizations with the addition of three quota carriers, a VP of Product Marketing, SVP of Sales for the Eastern Region and Chief Customer Officer.

•	New Routing Algorithm: Launched Version 3.3 of Mattersight’s flagship Predictive Behavioral Routing algorithm, the fourth new version of the routing algorithm released in 2015.
•	Patents: Added two new patents, bringing Mattersight’s total U.S. patent portfolio to 22 and bolstering the protection of Mattersight’s innovative solutions.
•	Workplace Recognition: Named one of the nation’s Best and Brightest Companies to Work For® by the National Association of Business Resources.

Non-GAAP Financial Measures

The Company realized an "Adjusted Earnings1" loss of $1.7 million for the fourth quarter of 2015. Adjusted Earnings is a non-GAAP measure. For a reconciliation of operating loss to Adjusted Earnings, see the accompanying schedule. Mattersight's net loss was $4.4 million in the fourth quarter of 2015.

Conference Call Information

Mattersight management will host a conference call at 5:00 p.m. ET on Wednesday, February 10, 2016. The conference call and slide presentation will be available at the Investor Relations section of Mattersight's website at http://www.mattersight.com/about-us/investor-relations. To listen to the conference call via telephone, please call 800.952.4789 (domestic) or 404.665.9579 (international), conference ID: 41027725.

For those who cannot access the live broadcast, a replay of the conference call will be available beginning approximately two hours after the live call is completed until March 9, 2016, by dialing 855.859.2056 (domestic) or 404.537.3406 (international), conference ID: 41027725.

Safe Harbor for Forward-Looking Statements

Statements in this press release that are not historical facts are “forward-looking statements” that are made pursuant to the safe harbor provisions of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934.  These forward-looking statements, which may be identified by use of words such as “plan,” “may,” “might,” “believe,” “expect,” “intend,” “could,” “would,” “should,” and other words and terms of similar meaning, involve risks and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements.  In addition to other factors and matters contained or incorporated in this document, important factors that could cause actual results or events to differ materially from those indicated by such forward-looking statements include, among other things, the risks detailed from time to time in Mattersight’s SEC filings.  You can locate these filings on the Investor Relations page of Mattersight’s website, www.mattersight.com.  Statements included or incorporated by reference into this press release are based upon information known to Mattersight as of the date of this press release, and the company assumes no obligation to publicly revise or update any forward-looking statement for any reason. In light of Regulation FD, it is our policy not to comment on earnings, financial guidance or operations other than through press releases, publicly announced conference calls, or other means that will constitute public disclosure for purposes of Regulation FD.  Mattersight uses its website at www.mattersight.com as a means of disclosing material non-public information and for complying with its disclosure obligations under Regulation FD.

About Mattersight

Mattersight's mission is to help brands have more effective and effortless conversations with their customers. Using a suite of innovative personality-based software applications, Mattersight can analyze and predict customer behavior based on the language exchanged during service and sales interactions. This insight can then facilitate real-time connections between customers and the agents best capable of handling their needs. Mattersight's patented stack of SaaS applications has influenced hundreds of millions of shorter, more satisfying customer interactions. Organizations across the Financial Services, Healthcare, Technology and Telco industries rely on Mattersight to drive customer retention, employee engagement and operating efficiency. An independent research study documents the average return on investment for these organizations is 344%. To learn more about how Mattersight can help your company, please visit www.mattersight.com.

1 Mattersight presents Adjusted Earnings, a non-GAAP measure that represents cash earnings performance, excluding the impact of non-cash expenses and expense reduction activities, because management believes that Adjusted Earnings provide investors with a better understanding of the results of Mattersight's operations. Management believes that Adjusted Earnings reflect Mattersight's resources available to invest in its business and strengthen its balance sheet. In addition, expense reduction activities can vary significantly between periods on the basis of factors that management does not believe reflect current-period operating performance. Although similar adjustments for expense reduction activities may be recorded in future periods, the size and frequency of these adjustments cannot be predicted. The Adjusted Earnings measure should be considered in addition to, not as a substitute for or superior to, operating income, cash flows or other measures of financial performance prepared in accordance with GAAP.

Contact

Sheau-ming Ross

Chief Financial Officer

312.454.3594

Sheau-ming.Ross@Mattersight.com

MATTERSIGHT CORPORATION

CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited and in thousands, except per share data)

	For the Three Months		For the Twelve Months
	Ended		Ended
	Dec. 31, 2015	Dec. 31, 2014	Dec. 31, 2015	Dec. 31, 2014
Revenue:
Subscription revenue	$9,572	$7,376	$36,091	$26,372
Other revenue	800	910	3,821	3,947
Total revenue	10,372	8,286	39,912	30,319
Operating expenses:
Cost of Subscription revenue	2,219	1,657	8,072	6,820
Cost of Other revenue	674	849	2,604	2,579
Total cost of revenue, exclusive of depreciation and amortization shown below:	2,893	2,506	10,676	9,399
Research and development	3,706	2,932	13,891	12,545
Sales and marketing	3,738	2,409	13,754	9,102
General and administrative	2,894	2,289	11,705	9,140
Depreciation and amortization	1,335	856	4,682	3,128
Total operating expenses	14,566	10,992	54,708	43,314
Operating loss	(4,194)	(2,706)	(14,796)	(12,995)
Interest and other expense, net	(160)	(69)	(850)	(1,090)
Change in fair value of warrant liability	—	(33)	3	(124)
Loss before income taxes	(4,354)	(2,808)	(15,643)	(14,209)
Income tax (provision) benefit	(7)	1	(38)	(23)
Net loss	(4,361)	(2,807)	(15,681)	(14,232)
Dividends related to Series B Stock	(147)	(148)	(588)	(589)
Net loss available to Common Stock holders	$(4,508)	$(2,955)	$(16,269)	$(14,821)
Per share of Common Stock:
Basic net loss available to Common Stock holders	$(0.18)	$(0.14)	$(0.70)	$(0.74)
Diluted net loss available to Common Stock holders	$(0.18)	$(0.14)	$(0.70)	$(0.74)
Shares used to calculate basic net loss per share	24,963	21,722	23,264	19,923
Shares used to calculate diluted net loss per share	24,963	21,722	23,264	19,923
Stock-based compensation, primarily restricted stock, is included in individual line items above:
Total cost of revenue	$68	$39	$255	$181
Research and development	262	199	1,075	1,326
Sales and marketing	218	33	1,330	696
General and administrative	596	503	2,742	1,975

MATTERSIGHT CORPORATION

CONSOLIDATED STATEMENTS OF COMPREHENSIVE LOSS

(Unaudited and in thousands)

	For the Three Months		For the Twelve Months
	Ended		Ended
	Dec. 31, 2015	Dec. 31, 2014	Dec. 31, 2015	Dec. 31, 2014
Net loss	$(4,361)	$(2,807)	$(15,681)	$(14,232)
Other comprehensive loss:
Effect of currency translation	(1)	2	(1)	7
Comprehensive net loss	$(4,362)	$(2,805)	$(15,682)	$(14,225)

MATTERSIGHT CORPORATION

CONSOLIDATED BALANCE SHEETS

(Unaudited and in thousands, except share and per share data)

	December 31,	December 31,
	2015	2014
ASSETS:
Current Assets:
Cash and cash equivalents	$15,407	$14,238
Receivables (net of allowances of $24 and $17, respectively)	4,863	3,460
Prepaid expenses	4,582	4,449
Other current assets	235	236
Total current assets	25,087	22,383
Equipment and leasehold improvements, net	8,523	4,657
Goodwill	972	972
Intangibles, net	3,353	571
Other long-term assets	2,467	3,495
Total assets	$40,402	$32,078
LIABILITIES AND STOCKHOLDERS’ EQUITY:
Current Liabilities:
Accounts payable	$1,223	$1,183
Accrued compensation and related costs	2,761	2,241
Unearned revenue	6,378	7,859
Capital leases	1,819	1,637
Other current liabilities	1,796	2,549
Total current liabilities	13,977	15,469
Long-term unearned revenue	1,597	2,532
Long-term capital leases	1,614	1,176
Other long-term liabilities	5,689	282
Total liabilities	22,877	19,459
Series B Stock, $0.01 par value; 5,000,000 shares authorized and designated; 1,644,768 and 1,648,185 shares issued and outstanding, with a liquidation preference of $10,443 and $9,877 at December 31, 2015 and December 31, 2014, respectively	8,388	8,406
Stockholders’ Equity:
Preferred stock, $0.01 par value; 35,000,000 shares authorized; none issued and outstanding	—	—
Common Stock, $0.01 par value; 50,000,000 shares authorized; 27,636,853 and 24,046,977 shares issued and 25,849,876 and 22,324,093 outstanding at December 31, 2015 and December 31, 2014, respectively	276	240
Additional paid-in capital	264,212	243,282
Accumulated deficit	(242,085)	(226,404)
Treasury stock, at cost, 1,786,977 and 1,722,884 shares at December 31, 2015 and December 31, 2014, respectively	(9,239)	(8,879)
Accumulated other comprehensive loss	(4,027)	(4,026)
Total stockholders’ equity	9,137	4,213
Total liabilities and stockholders’ equity	$40,402	$32,078

MATTERSIGHT CORPORATION

CONSOLIDATED STATEMENTS OF CASH FLOWS

(Unaudited and in thousands)

	For the Twelve Months Ended
	December 31,	December 31,
	2015	2014
Cash Flows from Operating Activities:
Net loss	$(15,681)	$(14,232)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	4,682	3,128
Stock-based compensation	5,402	4,178
Change in fair value of warrant liability	(3)	124
Changes in assets and liabilities:
Receivables	(1,403)	(1,076)
Prepaid expenses	(623)	(85)
Other assets	1,170	192
Accounts payable	(29)	352
Accrued compensation and related costs	520	397
Unearned revenue	(2,416)	310
Other liabilities	1,992	(222)
Total Adjustments	9,292	7,298
Net cash used in operating activities	(6,389)	(6,934)
Cash Flows from Investing Activities:
Capital expenditures and other	(4,917)	(766)
Intangible assets	(921)	(251)
Net cash used in investing activities	(5,838)	(1,017)
Cash Flows from Financing Activities:
Proceeds from issuance of Common Stock, net	15,942	11,138
Proceeds from line of credit	15,000	7,000
Repayments from line of credit	(15,000)	(7,000)
Principal payments under capital lease obligations	(2,116)	(1,701)
Acquisition of treasury stock	(874)	(797)
Proceeds from stock compensation and employee stock purchase plans, net	453	165
Net cash provided by financing activities	13,405	8,805
Effect of exchange rate changes on cash and cash equivalents	(9)	(8)
Increase in cash and cash equivalents	1,169	846
Cash and cash equivalents, beginning of period	14,238	13,392
Cash and cash equivalents, end of period	$15,407	$14,238
Non-Cash Investing and Financing Transactions:
Capital lease obligations incurred	$2,737	$1,692
Capital equipment purchased on credit	2,737	1,692
Fair value of warrants classified as liability	—	380
Fair value of intellectual property purchase liability	1,958	—
Supplemental Disclosures of Cash Flow Information:
Interest paid	$314	$266

MATTERSIGHT CORPORATION

CALCULATION OF ADJUSTED EARNINGS MEASURE

(Unaudited and in thousands)

	For the Three Months		For the Twelve Months
	Ended		Ended
	Dec. 31,	Dec. 31,	Dec. 31,	Dec. 31,
	2015	2014	2015	2014
GAAP — Operating loss	$(4,194)	$(2,706)	$(14,796)	$(12,995)
Add back (reduce) the effect of:
Stock-based compensation	1,144	774	5,402	4,178
Depreciation and amortization	1,335	856	4,682	3,128
Adjusted earnings measure — loss	$(1,715)	$(1,076)	$(4,712)	$(5,689)